                                                                       Exhibit 3


                             JOINT FILING AGREEMENT

           Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on
Schedule 13D to which these exhibits are attached is filed on behalf of each of them in the capacities set forth below.


Dated: March 5, 2001

                                  QUESTOR PARTNERS FUND II, L.P.
                                  a Delaware limited partnership

                                  By: Questor General Partner II, L.P.,
                                       its General Partner
                                  By: Questor Principals II, Inc.
                                       its General Partner

                                  By:      /s/ Robert D. Denious
                                      ------------------------------------------



                                  QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
                                  a Delaware limited partnership

                                  By:  Questor Principals II, Inc.

                                  By:      /s/ Robert D. Denious
                                      ------------------------------------------



                                  QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P. a Delaware limited partnership

                                  By: Questor Principals II, Inc.

                                  By:      /s/ Robert D. Denious
                                      ------------------------------------------




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